UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

7720 Paragon Road, Dayton, Ohio	45459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CEO. On June 2, 2015, the Board of Directors of REX American Resources Corporation (“REX” or the “Company”) appointed Zafar Rizvi Chief Executive Officer of the Company. Mr. Rizvi, 65, has served as President and Chief Operating Officer of the Company since 2010. Previously, he had been Vice President, and has been President of Farmers Energy Incorporated, our alternative energy investment subsidiary, since 2006. From 1991 to 2006, Mr. Rizvi was Vice President – Loss Prevention.

Mr. Rizvi succeeds Stuart A. Rose as Chief Executive Officer of the Company. Mr. Rose, who has served as Chairman and Chief Executive Officer of the Company since 1984, was appointed Executive Chairman of the Board effective June 2, 2015.

Election of Director. On June 2, 2015, the Board of Directors of REX, acting pursuant to the Company’s By-Laws, appointed Zafar Rizvi a director to fill a vacancy on the Board. Mr. Rizvi’s knowledge of the Company’s alternative energy investments and operations will provide the Board with operational perspective and promote efficiencies in communications between management and the Board. Mr. Rizvi has been named to the Executive Committee of the Board of Directors.

Lead Director. On June 2, 2015, the Board of Directors of REX elected David S. Harris to serve as Lead Director. As Lead Director, Mr. Harris will coordinate the activities of the other independent directors of the Company, and will perform such other duties and responsibilities as the Board of Directors may determine. Mr. Harris, 55, has been a director of REX since 2004 and is Chairman of the Audit Committee.

Employment Agreements. On June 2, 2015, the Compensation Committee of the Board of Directors of REX approved employment agreements with Stuart A. Rose, as Executive Chairman of the Board and Head of Corporate Development, Zafar Rizvi as Chief Executive Officer and President, and Douglas L. Bruggeman as Vice President-Finance, Chief Financial Officer and Treasurer of the Company (collectively, the “Employment Agreements”). The Employment Agreements are effective as of February 1, 2015 for a period of two years through January 31, 2017, and automatically renew for subsequent one year periods unless earlier terminated by resignation, death, total disability or termination for cause, or unless terminated by either party upon 180 days notice.

Mr. Rose’s Employment Agreement, which succeeds the previous employment agreement between Rex Radio and Television, Inc. and Mr. Rose, provides for:

•	An annual base salary of $154,500.
•	The opportunity to earn an annual incentive bonus equal to 2.2% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.
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Mr. Rizvi’s Employment Agreement provides for:

•	An annual base salary of $225,000.
•	The opportunity to earn an annual incentive bonus equal to 3% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $2,000,000 in any fiscal year.

Mr. Bruggeman’s Employment Agreement provides for:

•	An annual base salary of $275,700.
•	The opportunity to earn an annual incentive bonus equal to 1.5% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.

In addition, each Employment Agreement provides for:

•	In the event of termination by the Company without cause, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by the Company whether or not such award is otherwise exercisable or has vested.
•	In the event of termination by the Company for cause, as defined, the employee is entitled to (i) his salary computed pro rata to the date of termination and (ii) bonus payment computed pro rata based on the date of termination.
•	In the event of termination due to death, total disability or voluntary termination of employment, the employee or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards held under any incentive plan maintained by the Company whether or not such award is otherwise exercisable or has vested and, in the case of voluntary termination, if employee has obtained 20 years of service and attained age 55.
•	In the event the employee terminates employment for good reason, as defined, within 12 months following a change in control, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by the Company whether or not such award is otherwise exercisable or has vested.
•	The right to participate in all employee benefit plans.
•	Restrictions on the use of confidential information, and restrictions on competition for a period of one year following termination of employment.

The foregoing summaries of the Employment Agreements are qualified in their entirety by reference to the Employment Agreement for Mr. Rose, Mr. Rizvi and Mr. Bruggeman, copies of which are filed as Exhibits 10(a), 10(b) and 10(c), respectively, to this report and incorporated herein by reference.

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Annual Incentive Awards. On June 2, 2015, the Compensation Committee of the Board of Directors of REX established annual incentive award opportunities for executive officers for 2015 pursuant to their Employment Agreements.

•	Mr. Rose’s annual incentive award opportunity is 2.2% of earnings before income taxes of REX for fiscal 2015, subject to a maximum $1,500,000 payout for the year.
•	Mr. Rizvi’s annual incentive award opportunity is 3% of earnings before income taxes of REX for fiscal 2015, subject to a maximum $2,000,000 payout for the year.
•	Mr. Bruggeman’s annual incentive award opportunity is 1.5% of earnings before income taxes of REX for fiscal 2015, subject to a maximum $1,500,000 payout for the year.
•	Two-thirds of any annual incentive award earned by Mr. Rose, Mr. Rizvi and Mr. Bruggeman for fiscal 2015 will be paid in cash when earned and determined, and one-third will be paid in an award of restricted stock under the 2015 Incentive Plan based on the then closing price of REX common stock with a vesting period of three years.

Director Compensation Arrangements. On June 2, 2015, the Compensation Committee of the Board of Directors of REX approved modifications to the compensation arrangements for directors.

•	Directors who are not officers or employees of REX will be paid an annual retainer of $45,000 per year and a $5,000 per year retainer if they serve on one or more Board committees.
•	Non-employee directors will receive a $25,000 grant of restricted stock under the 2015 Incentive Plan based on the closing price of REX common stock on the date of the annual meeting of shareholders with a vesting period of three years.
•	The Chairman of the Audit Committee and the Lead Director will each be paid an additional $12,500 per year retainer and an additional $12,500 annual grant of restricted stock with a vesting period of three years.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2015, the Board of Directors of REX American Resources Corporation approved and adopted amendments to Article V of the Company’s By-Laws, effective immediately, separating the positions of Chairman of the Board and Chief Executive Officer and making minor revisions to other officer duties.

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Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of REX American Resources Corporation was held on June 2, 2015, at which the following matters were submitted to a vote of shareholders. Final voting results are shown below.

1. Election of eight directors. The shareholders elected each of the eight nominees to the Board of Directors for a one year term by a majority of votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes

Stuart A. Rose	3,887,535	1,818,689	18,415	0
Lawrence Tomchin	3,783,607	1,922,665	18,367	0
Robert Davidoff	5,392,413	313,811	18,415	0
Edward M. Kress	3,302,253	2,403,971	18,415	0
Charles A. Elcan	3,028,312	2,677,812	18,515	0
David S. Harris	4,884,163	822,061	18,415	0
Mervyn L. Alphonso	4,670,924	1,035,300	18,415	0
Lee Fisher	5,362,078	344,046	18,515	0

2. Approval of the REX 2015 Incentive Plan. The shareholders approved the REX 2015 Incentive Plan by a majority of votes cast.

For	Against	Abstain	Broker Non-Votes

3,150,169	2,391,071	53,062	130,337
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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	3(a)	By-Laws, as amended

	10(a)	Employment Agreement dated June 2, 2015 between Rex Radio and Television, Inc. and Stuart A. Rose

	10(b)	Employment Agreement dated June 2, 2015 between Rex Radio and Television, Inc. and Zafar Rizvi

	10(c)	Employment Agreement dated June 2, 2015 between Rex Radio and Television, Inc. and Douglas L. Bruggeman

	10(d)	2015 Incentive Plan

	10(e)	Form of Restricted Stock Award Agreement under 2015 Incentive Plan
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 8, 2015	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance, Chief Financial Officer and Treasurer
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